U.S. Global Accolade Funds
                             DISTRIBUTION AGREEMENT


         AGREEMENT made as of the 3rd day of September 1998, between U.S. Global Accolade Funds, a Massachusetts business trust (the "Trust"), having its principal place of business in San Antonio, Texas, and U.S. Global Brokerage, Inc. a corporation organized under the laws of the State of Texas (the "Distributor"), having its principal place of business in San Antonio, Texas.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and is authorized (i) to issue shares of beneficial interest in separate series, with the shares of each such series representing the interests in a separate portfolio of securities and other assets, and (ii) to divide such shares of beneficial interest of each such series into two or more classes; and

         WHEREAS, the Trust wishes to employ the services of the Distributor with respect to the distribution of shares of beneficial interest of the Trust ("Shares") and classes thereof representing interests in each portfolio series thereof identified from time to time on Schedule A hereto (each such portfolio series being referred to herein as a "Fund"); and

         WHEREAS, the Distributor wishes to provide distribution services to the Trust with respect to the Shares.

         NOW,   THEREFORE,   in   consideration   of  the  mutual  promises  and
undertakings herein contained, the parties agree as follows:

            1. SALE OF SHARES BY THE DISTRIBUTOR. The Trust grants to the Distributor the right to sell Shares during the term of this Agreement and subject to the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), under the following terms and conditions: (i) the Distributor, as agent for the Trust, shall sell Shares authorized for issue and registered under the 1933 Act; and (ii) the Distributor shall sell such Shares only in compliance with the terms set forth in the Trust's currently effective registration statement, as may be in effect from time to time, and any further limitations the Trustees of the Trust may impose. The Distributor may enter into selling agreements with selected dealers and others for the sale of Shares and will act only on its behalf as principal in entering into such selling agreements.

            2. SALE OF SHARES BY THE TRUST. The Trust reserves the right to issue Shares in connection with (i) the merger or consolidation of the assets of, or acquisition by the Trust through purchase or otherwise, with any other investment company, trust or personal holding company; (ii) a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split-up; and (iii) as otherwise may be provided in the then current registration statement of the Trust.

            3. SHARES COVERED BY THIS AGREEMENT. This Agreement shall apply to issued Shares, Shares held in its treasury in the event that in the discretion of the Trust treasury Shares shall be sold, and Shares repurchased for resale.

            4. PUBLIC OFFERING  PRICE.  Except as otherwise noted in the Trust's prospectus for any Fund (the "Prospectus") or Statement of Additional Information for any Fund (the "SAI"), as amended or supplemented from time to time, all Shares sold by the Distributor or the Trust will be sold at the public offering price plus any applicable sales charge described therein. The public offering price for all accepted subscriptions will be the net asset value per share, determined in the manner described in the Trust's then current Prospectus and SAI with respect to the applicable Fund. The Trust shall in all cases receive the net asset value per Share on


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                                                      U.S. Global Accolade Funds
                                                          Distribution Agreement
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all sales and the Distributor  shall be entitled to retain the applicable  sales charges, if any, subject to any reallowance obligations of the Distributor as set forth in any selling agreements with selected dealers and others for the sale of Shares and/or as set forth in the Prospectus and/or SAI of the Trust with respect to Shares.

            5. SUSPENSION OF SALES. If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be processed by the Distributor, except such unconditional orders placed with the Distributor before it had knowledge of the suspension. In addition, the Trust reserves the right to suspend sales of Shares and the Distributor's authority to sell Shares if, in the judgment of the Trust, it is in the best interest of the Trust to do so. Suspension will continue for such period as may be determined by the Trust. In addition, the Trust and Distributor reserve the right to reject any purchase order.

            6.  SOLICITATION OF SALES. In  consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts, consistent with its other business, to secure purchasers for Shares of the Trust. This shall not prevent the Distributor from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. Distributor agrees to use all reasonable efforts to ensure that taxpayer identification numbers provided for holders of Shares of the Trust are correct. In addition, Distributor (in coordination with investment advisers retained by the Trust) will be responsible for the production of marketing and advertising materials for the sale of Shares of the Trust and the review thereof for compliance with applicable regulatory requirements, entering into other agreements with broker-dealers, if any, to sell Shares of the Trust and monitoring their financial strength and contractual compliance.

            7. AUTHORIZED REPRESENTATIONS. The Distributor is not authorized by the Trust to give any information or to make any representations other than those contained in the appropriate registration statements, Prospectuses or SAIs filed with the Securities and Exchange Commission under the 1933 Act (as those registration statements, Prospectuses and SAIs may be amended from time to time), or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor's use. This shall not be construed to prevent the Distributor from preparing and distributing, in compliance with applicable laws and regulations, sales literature or other material as it may deem appropriate. Distributor will furnish or cause to be furnished copies of such sales literature or other material to the Trust. Distributor agrees to take appropriate action to cease using such sales literature or other material to which the Trust reasonably objects as promptly as practicable after receipt of the objection. Distributor further agrees that, in connection with the offer and sale of Shares, Distributor shall comply with all applicable securities laws of the United States and each state thereof in which Shares are offered and/or sold (including without limitation, the maintenance of effective federal and state broker-dealer registrations, as required) and the rules and regulations of the NASD.

            8. REGISTRATION OF SHARES. The Trust agrees that it will use its best efforts to register Shares under the 1933 Act (subject to the necessary approval, if any, of its shareholders) and to qualify and maintain the registration and qualification of an appropriate number of shares under the 1933 Act so that there will be available for sale the number of Sales the Distributor may reasonably be expected to sell. Distributor shall furnish such information and other materials relating to its affairs and activities as shall be required by the Trust in connection with such registration and qualification. The Distributor agrees that it will not offer or sell Shares in any jurisdiction unless the offer or sale of Shares has been so qualified or registered or is otherwise exempt from such registration or qualification. The Trust shall furnish to the Distributor copies of all


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                                                      U.S. Global Accolade Funds
                                                          Distribution Agreement
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information,  financial  statements and other papers which the  Distributor  may reasonably request for use in connection with the distribution of Shares of each series of the Trust.

            9.  EXPENSES, COMPENSATION AND REIMBURSEMENT.

                (a)   The Trust shall pay all fees and expenses:

                      (i) in connection with the preparation, setting in type and filing of any registration statement, Prospectus and SAI under the 1933 Act, and any amendments thereto, for the issue of its Shares;

                      (ii) in connection with the registration and qualification of Shares for sale in states in which the Board of Trustees (the "Trustees") of the Trust shall determine it advisable to qualify such Shares for sale (including registering the Trust as a broker or dealer or any officer of the Trust as agent or salesperson in any such location);

                      (iii) of preparing, setting in type, printing and mailing any report or other communication to holders of Shares of the Trust in their capacity as such; and

                      (iv) of preparing, setting in type, printing and mailing Prospectuses, SAIs, and any supplements thereto, sent to existing holders of Shares.

                (b) To the extent not covered by any Trust Distribution Plan(s) adopted pursuant to Rule 12b-1 under the 1940 Act and/or agreements between the Trust and investment advisers providing services to the Trust, the Distributor shall pay cost of:

                      (i) printing and distributing Prospectuses, SAIs and reports prepared for its use in connection with the offering of the Shares for sale to the public;

                      (ii) any other literature used in connection with such offering;

                      (iii) advertising in connection with such offering including, but not limited to the following: public relations services, sales presentations, media charges, preparation, printing and mailing of advertising and sales literature, data processing necessary to distribution effort, printing and mailing of prospectuses; and

                      (iv) any additional out-of-pocket expenses incurred in connection with these costs.

                (c) Compensation. For the distribution support services provided by the Distributor pursuant to the terms of this Agreement, the Trust shall, pursuant to the Distribution Plan(s) adopted pursuant to Rule 12b-1 under the 1940 Act, pay the Distributor the compensation set forth in Schedule A attached hereto, which schedule may be amended from time to time. If this Agreement becomes effective subsequent to the first day of the month or terminates before the last day of the month, the Trust shall pay to the Distributor a distribution fee that is prorated for the part of the month in which the Agreement is in effect. All rights of compensation and reimbursement under this Agreement for services performed by the Distributor as of the termination date shall survive the termination of this Agreement. Subject to and calculated in accordance with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., if during any annual period the total of (i) the

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                                                          Distribution Agreement
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compensation  payable to the  Distributor  and (ii)  amounts  payable  under the
Trust's Distribution Plan exceeds 0.25% of a Fund's average daily net assets, the Distributor will rebate that portion of its fee necessary to result in the total of (i) and (ii) above not exceeding 0.25% of the Fund's average daily net assets. The payment of compensation and reimbursement of expenditures is authorized pursuant to the Trust's Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act and is contingent upon the continued effectiveness of the Trust's Distribution Plan.

           10.  INDEMNIFICATION.

                (a) The Trust agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon: (i) any violation of the Trust's representations or covenants herein contained; (ii) any wrongful act of the Trust or any of its representatives (other than the Distributor or any of its employees or representatives (regardless of the capacity in which such employee or representative is acting) or any other person for whose acts the Distributor is responsible or is alleged to be responsible (including any selected dealer or person through whom sales are made pursuant to an agreement with the Distributor)); (iii) any untrue statement of a material fact contained in a registration statement, Prospectus, SAI or shareholder report of any Fund or any omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except to the extent the statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Trust by or on behalf of the Distributor; or (iv) any untrue statement of a material fact contained in any advertising material of a Fund or any omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, to the extent that such statement or omission was made in reliance upon, and in conformity with, information furnished to the Distributor by the Trust. In no case (x) is the indemnity by the Trust in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Trust or its security holders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or ordinary negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this agreement, or (y) is the Trust to be liable under its indemnity agreements contained in this Section 10(a) with respect to any claim made against the Distributor or any person indemnified unless the Distributor or person, as the case may be, shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or any such person or after the Distributor or such person shall have received notice of service on any designated agent. However, except to the extent the Trust is harmed thereby, failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to the Distributor or any person against whom such action is brought other than on account of its indemnity agreement contained in this Section 10(a). The Trust shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Trust elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Distributor, or person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any suit and retain counsel, the Distributor, officers or directors or controlling person(s) or defendant(s) in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any suit, it will reimburse the Distributor, officers or directors or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. The Trust agrees to notify the


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                                                      U.S. Global Accolade Funds
                                                          Distribution Agreement
                                                                     Page 5 of 8


Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the Shares.

                (b) The  Distributor  agrees to indemnify  and hold harmless the
Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon: (i) any violation of the Distributor's representations or covenants herein contained; (ii) any wrongful act of the Distributor or any of its employees or representatives or any other person for whose acts the Distributor is responsible or is alleged to be responsible (including any selected dealer or person through whom sales are made pursuant to an agreement with the Distributor); (iii) any untrue statement of a material fact contained in a registration statement, Prospectus, SAI or shareholder report of any Fund or any omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only if the statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Trust by or on behalf of the Distributor; or (iv) any untrue statement of a material fact contained in any advertising material of a Fund or any omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust by the Distributor. In no case (x) is the indemnity by the Distributor in favor of the Trust or any person indemnified to be deemed to protect the Trust or any person against any liability to the Distributor or its security holders to which the Trust or such person would otherwise be subject by reason of willful misfeasance, bad faith or ordinary negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this agreement, or (y) is the Distributor to be liable under its indemnity agreements contained in this
Section 10(b) with respect to any claim made against the Trust or any person indemnified unless the Trust or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust or any such person or after the Trust or such person shall have received notice of service on any designated agent. However, except to the extent the Distributor is harmed thereby, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Trust or any person against whom such action is brought other than on account of its indemnity agreement contained in this Section 10(b). The Distributor shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Trust, or person or persons, defendant or defendants in the suit. In the event the Distributor elects to assume the defense of any suit and retain counsel, the Trust, officers or Trustees or controlling person(s) or defendant(s) in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Trust, officers or Trustees or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of the Shares.

                (c)  The  indemnification  obligations  of the  parties  in this
Section 10 shall survive the termination of this Agreement.



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                                                      U.S. Global Accolade Funds
                                                          Distribution Agreement
                                                                     Page 6 of 8


           11. EFFECTIVENESS, TERMINATION, ETC. This Agreement shall become effective as follows: (i) with respect to the Shares of each Fund (or class thereof) identified on Schedule A hereto on the date hereof, as of the date hereof, and (ii) with respect to the Shares of any Fund (or class thereof) added to Schedule A hereto, subsequent hereto, as of the date Schedule A is amended to add such Fund or class of Shares. Unless terminated as provided herein, the Agreement shall continue in force for one (1) year from the date of its execution and thereafter from year to year, provided continuance is approved at least annually by either (i) the vote of a majority of the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Trust, and (ii) the vote of a majority of those Trustees of the Trust who are not interested persons of the Trust and who are not parties to this Agreement or interested persons of any party, cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. In addition to termination by failure to approve continuance or by assignment, this Agreement may at any time be terminated without the payment of any penalty with respect to any Fund or class of Shares thereof by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust, or by vote of a majority of the outstanding voting securities of the Trust, on not more than sixty (60) days' written notice by the Trust. This Agreement may be terminated by the Distributor upon not less than sixty (60) days' prior written notice to the Trust. As used in this Section 11, the terms "vote of a majority of the outstanding voting securities," "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules enacted thereunder as now in effect or as hereafter amended.

           12. NOTICE. Any notice under this Agreement shall be given in writing addressed and hand delivered or sent by registered or certified mail, postage prepaid, to the other party to this Agreement at its principal place of business.

           13. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

           14. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Texas; provided, however, Section 15 of this Agreement shall be administered, construed an d enforced according to the laws of the State of Massachesetts.

           15. LIMITATION OF LIABILITY. The Distributor acknowledges that it has received notice of and accepts the limitations set forth in the Trust's Amended and Restated Master Trust Agreement. The Distributor agrees that the Trust's obligations hereunder shall be limited to the Trust, and that the Distributor shall have recourse solely against the assets of the Fund with respect to which the Trust's obligations hereunder relate and shall have no recourse against the assets of any other Fund or against any shareholder, Trustee, officer, employee or agent of the Trust.

           16. MISCELLANEOUS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in two counterparts, each of which taken together shall constitute one and the same instrument.



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                                                      U.S. Global Accolade Funds
                                                          Distribution Agreement
                                                                     Page 7 of 8


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

U.S. GLOBAL ACCOLADE FUNDS                    U.S. GLOBAL BROKERAGE, INC.



By:   /s/ Frank E. Holmes                     By:  /s/ Creston A. King, III
       Frank E. Holmes                              Creston A. King, III
       President                                    President
       Chief Executive Officer


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                                                      U.S. Global Accolade Funds
                                                          Distribution Agreement
                                                                     Page 8 of 8

                                   SCHEDULE A

                           U.S. Global Accolade Funds

                           Portfolios and Fee Schedule

Portfolios covered by Distribution Agreement:

         Bonnel Growth Fund
         MegaTrends Fund
         Adrian Day Global Opportunity Fund
         Regent Eastern European Fund

Fees for  distribution  and  distribution  support  services  on  behalf  of the
Portfolios:

         Annual Fee:        $24,000

This fee shall be paid in monthly installments of $2,000.00 each.



September 3, 1998



U.S. GLOBAL ACCOLADE FUNDS                    U.S. GLOBAL BROKERAGE, INC.



By:   /s/ Frank E. Holmes                     By:  /s/ Creston A. King, III
       Frank E. Holmes                              Creston A. King, III
       President                                    President
       Chief Executive Officer